Exhibit 99.1

Rightscorp Reports Growth On Operational Metrics

Company sees strong increases in copyrights ingested into system, total cases closed, and participating ISPs

Santa Monica, Calif. - November 11, 2014 – Rightscorp (OTCQB: RIHT), the leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP), announced today that it has increased growth in each of its key operating metrics, factors which directly impacts the Company’s future growth. The Company reported that to date it has closed over 130,000 cases of copyright infringement, up from 100,000 in September 2014, representing a 30% increase. ISP participation increased from 140 to over 150, representing a growth of over 6% since previously releasing figures in July 2014. Rightscorp also increased the number of copyrights ingested into its proprietary copyright monetization system from 80,000 to over 160,000, representing a 100% increase from last reporting.

Christopher Sabec, CEO of Rightscorp, said, “Our future growth is driven by increasing key internal operational metrics; the number of copyrights we ingest into our system and the number of participating ISPs help us close more cases of copyright infringement. These key metrics impact our future performance and financial results allowing us to better represent our clients and the industry. The lead time on the impact to our financials can vary based on several other variables. We recently announced an injection of capital and, as a direct result, have been able to invest further in the business to help us recognize the impact of these operational metrics. We continue to strive to achieve improving results as we actively execute on our strategy.”

The Company represents more than 1.5 million copyrights and has partnered with major motion picture studios, numerous platinum recording artists, Academy Award-winning films, top TV shows, authors, and many other rights holders. Rightscorp has already received settlements from subscribers of more than 150 ISPs and closed over 130,000+ cases of copyright infringement to date.

About Rightscorp, Inc.

Rightscorp (OTCQB: RIHT) is a leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP). The Company’s patent pending digital loss prevention technology focuses on the infringement of digital content such as music, movies, software, books, and games and ensures that owners and creators are rightfully paid for their IP. Rightscorp implements existing laws to solve copyright infringements by collecting payments from illegal file sharing activities via notifications sent through Internet Service Providers (ISPs). The Company’s technology identifies copyright infringers, who are offered a reasonable settlement option when compared to the legal liability defined in the Digital Millennium Copyrights Act (DMCA). Based on the fact that 22% of all Internet traffic is used to distribute copyrighted content without permission or compensation to the creators, Rightscorp is pursuing an estimated $2.3 billion opportunity and has monetized major media titles through relationships with industry leaders. http://www.rightscorp.com/

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Safe Harbor Statement

This press release may include forward-looking statements. All statements other than statements of historical fact included in this press release, including, without limitation, statements regarding the Company’s anticipated financial position, business strategy and plans and objectives of management of the Company for future operations, are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors not limited to, general economic and business conditions, competitive factors, changes in business strategy or development plans, the ability to attract and retain qualified personnel, and changes in legal and regulatory requirements. Such forward-looking statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph.

For further investor and media information contact:

Andrew Haag
Managing Partner
IRTH Communications
rightscorp@irthcommunications.com
1-866-976-4784

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